Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Trio‑Tech International

Van Nuys, California

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-261485), Form S-8 (No. 333-276454, No. 333-252841, No. 333-222920) of Trio-Tech International of our report dated September 24, 2026, relating to the consolidated financial statements which appear in this Form 10-K.

Forvis Mazars LLP

PUBLIC ACCOUNTANTS

AND CHARTERED ACCOUNTANTS

/s/ Forvis Mazars LLP

Republic of Singapore

September 24, 2026